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                                    EXHIBIT 1

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                                                                       Exhibit 1

                                    AGREEMENT

                  The undersigned hereby agree that this statement on Schedule 13D with respect to the beneficial ownership of shares of Common Stock of HRE Properties is filed jointly, on behalf of each of them.

Dated:   November 27, 1996

                                    COUNTRYSIDE SQUARE LIMITED PARTNERSHIP

                                    By:   HRE PROPERTIES,
                                          as General Partner

                                          By:  /s/ Charles J. Urstadt
                                               --------------------------------
                                               Name:  Charles J. Urstadt
                                               Title: Chairman of the Board and
                                                      Chief Executive Officer

                                    HRE PROPERTIES

                                    By: /s/ Charles J. Urstadt
                                        ---------------------------------------
                                        Name:  Charles J. Urstadt
                                        Title: Chairman of the Board and
                                               Chief Executive Officer

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